Exhibit 10.7

ONE GAS, INC.

PRE-2005 NONQUALIFIED

DEFERRED COMPENSATION PLAN

(Effective January 1, 2014)

2.39	Plan	9
2.40	Plan Year	9
2.41	Retirement	9
2.42	Retirement Plan	9
2.43	Separation	10
2.44	Shares	10
2.45	Short-Term Deferral	10
2.46	Subsidiary	10
2.47	Thrift Plan	10
2.48	Transferred Participant	10
2.49	Trust	10

Article III - ELIGIBILITY AND PARTICIPATION		10
3.1	Eligibility	10
3.2	Exclusion from Eligibility	11
3.3	Frozen Plan	11

Article IV - BENEFIT ACCOUNTS		11
4.1	Determination of Account	11
4.2	Crediting of Investment Return; Other Items to Participant Accounts	11
4.3	Investment Return Rate; Designated Deemed Investment	11
4.4	Statement of Accounts	12
4.5	Vesting of Account	12
4.6	Administration and Crediting of KGS Deferred Benefit Accounts	12

Article V - PAYMENT OF BENEFITS		13
5.1	Payment of Long-Term Deferred Benefit; Retirement Eligible Participant	13
5.2	Payment of Short-Term Deferral Benefit	13
5.3	Payment of Deferral Benefit upon Disability or Death	13
5.4	Lump Sum Payment of Deferral Benefit Upon Termination of Employment; Participant Not Eligible for Vested Retirement Plan Benefits	13
5.5	Form of Payment	14
5.6	Commencement of Payments	14
5.7	Additional Amount As To Certain Retirement Plan Participants	14
5.8	Specific Term Deferrals	15
5.9	Payment of KGS Deferred Benefit Accounts	15
5.10	Hardship Payment of Deferrals	15

Article VI - BENEFICIARY DESIGNATION		15
6.1	Beneficiary Designation	15
6.2	Amendments	16
6.3	No Designation	16
6.4	Effect of Payment	16

Article VII - ADMINISTRATION		16
7.1	Plan Committee; Duties	16
7.2	Agents	17
7.3	Binding Effect of Decisions	17
7.4	Indemnity of Committee	17

Article VIII - AMENDMENT AND TERMINATION OF PLAN		17
8.1	Amendment	17
8.2	Termination	18

Article IX - PLAN EFFECT, LIMITATIONS, MISCELLANEOUS PROVISIONS		18
9.1	Nature of Employer Obligation; Funding	18
9.2	Trusts	18
9.3	Nonassignability	19
9.4	Code Section 409A Requirements	19
9.5	Captions	19
9.6	Governing Law	19
9.7	Successors	20
9.8	No Right to Continued Service	20
EXHIBIT A		21
EXHIBIT B		23
EXHIBIT C		25

ONE GAS, INC.

PRE-2005 NONQUALIFIED DEFERRED COMPENSATION PLAN

ARTICLE I - PURPOSE

1.1	Establishment and Purpose

On November 13, 2013, in anticipation of the Separation that is proposed to occur in 2014, the Board of Directors of ONEOK approved the (1) the establishment, effective January 1, 2014, of a deferred compensation plan that is substantially similar to the ONEOK Pre-2005 NQDC Plan for the benefit of ONE Gas Employees and Former ONE Gas Employees; (2) the exclusion of ONE Gas Employees and Former ONE Gas Employees from participating in the ONEOK Pre-2005 NQDC Plan for periods after December 31, 2013; and (3) the transfer of liabilities for ONE Gas Employees and Former ONE Gas Employees who are participants in the ONEOK Pre-2005 NQDC Plan to this Plan effective January 1, 2014. The ONEOK Pre-2005 NQDC Plan was frozen to new deferrals on December 31, 2004.

By unanimous consent, the Board of Directors of ONE Gas approved the adoption of this Plan, effective January 1, 2014, for the benefit of certain ONE Gas Employees and Former ONE Gas Employees who were members of a select group of management or highly compensated employees of any member of the ONEOK Group as of December 31, 2004. The Plan is established to receive liabilities transferred from the ONEOK Pre-2005 NQDC Plan. The purpose of the Plan is to provide the specified benefits to ONE Gas Employees and Former ONE Gas Employees who were participants in the ONEOK Pre-2005 NQDC Plan.

Effective January 1, 2014, all liabilities attributable to ONE Gas Employees and Former ONE Gas Employees under the ONEOK Pre-2005 NQDC Plan are transferred and accepted by this Plan. For periods after December 31, 2013, (1) ONE Gas Employees and Former One Gas Employees shall not be eligible to participate in the ONEOK Pre-2005 NQDC Plan; (2) the ONEOK Pre-2005 NQDC Plan and any successors thereto shall have no further obligation or liability to any ONE Gas Employee or Former ONE Gas Employee with respect to any benefit, amount or right accrued under the ONEOK Pre-2005 NQDC Plan; and (3) this Plan is liable for the payment of any benefits accrued by ONE Gas Employees and Former ONE Gas Employees under the ONEOK Pre-2005 NQDC Plan. No individual is entitled to a benefit under both this Plan and the ONEOK Pre-2005 NQDC Plan.

The terms and conditions of this Plan are substantially the same as the terms and conditions of the ONEOK Pre-2005 NQDC Plan. Exhibit A to the Plan sets forth additional rules applicable Transferred Participants. Notwithstanding anything to the contrary in the Plan, no persons other than Transferred Participants shall be eligible to participate in the Plan.

This Plan is separate from the ONE Gas NQDC Plan, which ONE Gas established to receive liabilities transferred from the ONEOK 2005 NQDC Plan in connection with the Separation.

This Plan and the particular benefits provided to individuals hereunder shall be administered as an unfunded nonqualified deferred compensation and excess benefit plan. The Plan, and benefits hereunder, are intended to be excepted from the requirements of Section 409A of the Code as a “grandfathered plan” because the Plan benefits were earned and vested prior to January 1, 2005. Specifically, the ONEOK Pre-2005 NQDC Plan was frozen to new participants and new accruals after December 31, 2004. Accordingly, no additional amounts were deferred by the Transferred Participants under the ONEOK Pre-2005 NQDC Plan after December 31, 2004, and no additional amounts will be deferred under this Plan by any such Transferred Participants.

The Plan is effective January 1, 2014.

The capitalized words and terms in this Plan document shall have the meaning given in the definitions stated in Article II of the Plan, unless otherwise expressly indicated.

ARTICLE II - DEFINITIONS

When used in this Plan and initially capitalized, the following words and phrases shall have the meanings indicated:

2.1	Account

“Account” means the sum of a Participant’s Deferral Account and Matching Account under the Plan.

2.2	Base Salary

“Base Salary” means a Participant’s basic wage or salary paid by an Employer to the Participant without regard to any increases or decreases in such basic wage or salary as a result of (i) an election to defer basic wage or salary under this Plan or (ii) an election between benefits or cash provided under a plan of an Employer maintained pursuant to Sections 125 or 401 (k) of the Code. The Base Salary does not include any Lump Sum Merit Award paid to a Participant, nor any Bonus, as defined in Section 2.5, below.

2.3	Beneficiary

“Beneficiary” means the person or persons designated or deemed to be designated by the Participant pursuant to Article VII to receive benefits payable under the Plan in the event of the Participant’s death.

2.4	Board

“Board” means the Board of Directors of the Corporation.

2.5	Bonus

“Bonus” means the cash bonus paid by the Employer to a Participant under the Key Employee Incentive Plan without regard to any decreases as a result of (i) an election to defer all or any portion of such Bonus under this Plan or (ii) an election between benefits or cash provided under the Thrift Plan or any other plan of the Employer maintained pursuant to Section 401(k) of the Code.

2.6	Change in Control

A “Change in Control” shall mean the occurrence of any of the following:

(a) An acquisition (other than directly from the Corporation) of any voting securities of the Corporation (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act), immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of the then outstanding Shares or the combined voting power of the Corporation’s then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred pursuant to this Section 2.6, Shares or Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Corporation or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned or controlled, directly or indirectly, by the Corporation (for purposes of this definition, a “Related Entity”), (ii) the Corporation or any Related Entity, or (iii) any Person in connection with a “Non-Control Transaction” (as hereinafter defined);

(b) The individuals who, as of January 1, 2014, are members of the Board of Directors (the “Incumbent Board”), cease for any reason to constitute at least a majority of the members of the Board of Directors; or, following a Merger which results in a Parent Corporation, the board of directors of the ultimate Parent Corporation; provided, however, that if the election, or nomination for election by the Corporation’s common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-I I promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors (a “Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(c) The consummation of:

(i) A merger, consolidation or reorganization with or into the Corporation or in which securities of the Corporation are issued (a “Merger”), unless such Merger is a “Non-Control Transaction.” A “Non-Control Transaction” shall mean a Merger where:

(A) the stockholders of the Corporation, immediately before such Merger, own directly or indirectly immediately following such Merger at least fifty percent (50%) of the combined voting power of the outstanding voting securities of (x) the corporation resulting from such Merger (the “Surviving Corporation”) if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly by another Person (a “Parent Corporation”), or (y) if there is one or more Parent Corporations, the ultimate Parent Corporation;

(B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such Merger constitute at least a majority of the members of the board of directors of (x) the Surviving Corporation, if there is no Parent Corporation, or (y) if there is one or more Parent Corporations, the ultimate Parent Corporation; and

(C) no Person other than (1) the Corporation, (2) any Related Entity, (3) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such Merger was maintained by the Corporation or any Related Entity, or (4) any Person who, immediately prior to such Merger had Beneficial Ownership of thirty percent (30%) or more of the then outstanding Voting Securities or Shares, has Beneficial Ownership of thirty percent (30%) or more of the combined voting power of the outstanding voting securities or common stock of (x) the Surviving Corporation if there is no Parent Corporation, or (y) if there is one or more Parent Corporations, the ultimate Parent Corporation.

(ii) A complete liquidation or dissolution of the Corporation; or

(iii) The sale or other disposition of all or substantially all of the assets of the Corporation to any Person (other than a transfer to a Related Entity or under conditions that would constitute a Non-Control Transaction with the disposition of assets being regarded as a Merger for this purpose or the distribution to the Corporation’s stockholders of the stock of a Related Entity or any other assets).

Notwithstanding the foregoing,

(A) a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding Shares or Voting Securities if: (1) such acquisition occurs as a result of the acquisition of Shares or Voting Securities by the Corporation which, by reducing the number of Shares or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this subparagraph) as a result of the acquisition of Shares or Voting Securities by the Corporation, and after such share acquisition by the Corporation, the Subject Person becomes the Beneficial Owner of any additional Shares or Voting Securities which increases the percentage of the then outstanding Shares or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur, or (2) (a) within five business days after a Change in Control would have occurred (but for the operation of this subparagraph), or if the Subject Person acquired Beneficial Ownership of twenty percent (20%) or more of the then outstanding Shares or the combined voting power of the Corporation’s then outstanding Voting Securities inadvertently, then after the Subject Person discovers or is notified by the Corporation that such acquisition would have triggered a Change in Control (but for the operation of this subparagraph), the Subject Person notifies the Board of

Directors that it did so inadvertently, and (b) within two business days after such notification, the Subject Person divests itself of a sufficient number of Shares or Voting Securities so that the Subject Person is the Beneficial Owner of less than twenty percent (20%) of the then outstanding Shares or the combined voting power of the Corporation’s then outstanding Voting Securities.

(B) A Change in Control shall not occur upon the Separation.

Notwithstanding anything in this Plan to the contrary, if a Participant’s employment is terminated by the Employer without Just Cause prior to the date of a Change in Control but the Participant reasonably demonstrates that the termination (A) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control or (B) otherwise arose in connection with, or in anticipation of a Change in Control which has been threatened or proposed, such termination shall be deemed to have occurred after a Change in Control for purposes of this Plan provided a Change in Control shall actually have occurred.

For purposes of the forgoing definition of Change in Control, “Company” shall mean (i) prior to the effective date of the Separation, ONEOK and (ii) on or after the effective date of the Separation, ONE Gas.

2.7	Code

“Code” means the internal Revenue Code of 1986, and Treasury regulations thereunder, as amended from time to time.

2.8	Committee

“Committee” means the Executive Compensation Committee of the Board of Directors of the Corporation.

2.9	Compensation

“Compensation” means the Base Salary and Bonus payable with respect to an Employee for each calendar year.

2.10	Corporation

“Corporation” means ONE Gas, Inc., its successors and assigns, or any division or Subsidiary thereof.

2.11	Deferral Account

“Deferral Account” means the account maintained on the books of the Employer for the purpose of accounting for the amount of Compensation that each Participant elected to defer under the ONEOK Pre-2005 NQDC Plan and for the amount of investment return credited or debited thereto for each Participant in accordance with Article V.

2.12	Deferral Benefit

“Deferral Benefit” means the benefit payable to a Participant or his or her Beneficiary pursuant to Article VI.

2.13	Determination Date

“Determination Date” means a date on which the amount of a Participant’s Account is determined and updated as provided in Article V. Each December 31 of a calendar year shall be the Determination Date.

2.14	Disability

“Disability” shall mean a physical or mental condition of a Participant, which the Committee, in its sole discretion, determines on the basis of medical evidence satisfactory to it, prevents the Participant from engaging in further employment by the Employer and that such disability will be permanent and continuous.

2.15	Employee

“Employee” means an employee of the Corporation or a Subsidiary.

2.16	Employer

“Employer” means, with respect to a Participant, the Corporation or the Subsidiary which pays such Participant’s Compensation.

2.17	ERISA

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

2.18	Exchange Act

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.19	Former ONE Gas Employee

“Former ONE Gas Employee” means any individual (or any beneficiary, dependent, or alternate payee of such individual, as the context requires) whose employment with any member of the ONEOK Group was terminated prior to January 1, 2014, if such individual was allocated in connection with the Separation to any member of the ONE Gas Group as of January 1, 2014 by ONEOK in its sole discretion.

2.20	Investment Return Rate

“Investment Return Rate” means the rate of investment return to be credited to a Participant’s Deferral Account and Matching Account pursuant to Section 4.2, which rate shall be specified in Section 4.3 and Exhibit “A” attached hereto.

2.21	Just Cause

“Just Cause” shall mean the Employee’s conviction in a court of law of a felony, or any crime or offense in a court of law of a felony, or any crime or offense involving misuse or misappropriation of money or property, the Employee’s violation of any covenant, agreement or obligation not to disclose confidential information regarding the business of the Corporation (or a division or Subsidiary); any violation by the Employee of any covenant not to compete with the Corporation (or a division or Subsidiary); any act of dishonesty by the Employee which adversely affects the business of the Corporation (or a division or Subsidiary); any willful or intentional act of the Employee which adversely affects the business of, or reflects unfavorably on the reputation of the Corporation (or a division or Subsidiary); the Employee’s use of alcohol or drugs which interferes with the Employee’s performance of duties as an employee of the Corporation (or a division or Subsidiary); or the Employee’s failure or refusal to perform the specific directives of the Corporation’s Board, or its officers which directives are consistence with the scope and nature of the Employee’s duties and responsibilities with the existence and occurrence of all of such causes to be determined by the Corporation in its sole discretion; provided, that nothing contained in the foregoing provisions of this paragraph shall be deemed to interfere in any way with the right of the Corporation (or a division or Subsidiary), which is hereby acknowledged, to terminate the Employee’s employment at any time without cause.

2.22	KGS Deferred Compensation Plan

“KGS Deferred Compensation Plan” means the KGS Deferred Compensation Plan of ONEOK, which was merged into and succeeded by the ONEOK Pre-2005 NQDC Plan effective January 1, 1999.

2.23	KGS Deferred Benefit Account

“KGS Deferred Benefit Account” means a Deferred Benefit Account of a Participant in the KGS Deferred Compensation Plan, which shall be paid and distributed in accordance with Section 5.9.

2.24	Key Employee Incentive Plan

“Key Employee Incentive Plan” means the Key Employee Annual Incentive Plan of the Corporation.

2.25	Long-Term Deferral

“Long-Term Deferral” means a deferral made by a Participant that is not a Short-Term Deferral.

2.26	Lump Sum Merit Award

“Lump Sum Merit Award” means a Lump Sum Merit Award granted and paid to a Participant pursuant to the merit compensation program of the Corporation and its Subsidiaries.

2.27	Matching Account

“Matching Account” means the account maintained on the books of the Employer for the purpose of accounting for the matching amount credited to the Participant under the ONEOK Pre-2005 NQDC Plan and for the amount of investment return credited thereto for each Participant pursuant to Article V.

2.28	ONE Gas

“ONE Gas” means ONE Gas, Inc., an Oklahoma corporation, or any division or subsidiary thereof.

2.29	ONE Gas NQDC Plan

“One Gas NQDC Plan” means the separate ONE Gas, Inc. Nonqualified Deferred Compensation Plan, which ONE Gas established to receive liabilities transferred from the ONEOK 2005 NQDC Plan in connection with the Separation.

2.30	ONE Gas Employee

“ONE Gas Employee” means an active employee or an employee on vacation or on approved leave of absence (including sick leave, qualified military service under the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended, and leave under the Family Medical Leave Act, as amended), in either case, of any member of the ONE Gas Group on or after January 1, 2014, and shall include any beneficiary, dependent, or alternate payee of such employee, as the context requires.

2.31	ONE Gas Group

“ONE Gas Group” means ONE Gas and each subsidiary of ONE Gas as of January 1, 2014 and any ONE Gas subsidiary that is established or acquired after January 1, 2014.

2.32	ONEOK

“ONEOK” means ONEOK, Inc., an Oklahoma corporation.

2.33	ONEOK 2005 NQDC Plan

“ONEOK 2005 NQDC Plan” means the ONEOK, Inc. 2005 Nonqualified Deferred Compensation Plan.

2.34	ONEOK Group

“ONEOK Group” means (i) prior to January 1, 2014, ONEOK and any of its direct or indirect subsidiaries, and (ii) on and after January 1, 2014, ONEOK and its subsidiaries as of January 1, 2014 (other than any member of the ONE Gas Group) and any ONEOK subsidiary (other than any member of the ONE Gas Group) that is established or acquired after January 1, 2014.

2.35	ONEOK Pre-2005 NQDC Plan

“ONEOK Pre-2005 NQDC Plan” means the ONEOK, Inc. Employee Nonqualified Deferred Compensation Plan, which was frozen to new deferrals on December 31, 2004.

2.36	Participant

“Participant” means a Transferred Participant.

2.37	Participation Agreement

“Participation Agreement” means a written agreement which was entered into by and between ONEOK and a Participant pursuant to the terms of the ONEOK Pre-2005 NQDC Plan, which shall apply to the same effect under this Plan as if entered into by and between the Corporation and the Participant.

2.38	Person

“Person” means an individual, a trust, estate, partnership, limited liability company, association, corporation or other entity.

2.39	Plan

“Plan” means this ONE Gas, Inc. Pre-2005 Nonqualified Deferred Compensation Plan, as amended from time to time.

2.40	Plan Year

“Plan Year” means a twelve-month period commencing January 1 and ending the following December 31.

2.41	Retirement

“Retirement” means the voluntary termination of employment of a Participant when retirement benefits become payable to the Participant under the Retirement Plan.

2.42	Retirement Plan

“Retirement Plan” means the ONE Gas, Inc. Retirement Plan.

2.43	Separation

“Separation” means the separation of ONEOK’s local natural gas distribution business into an independent, publicly traded entity to be known as ONE Gas.

2.44	Shares

“Shares” means the common stock, par value $0.01 per share, of the Corporation and any other securities into which such shares are changed or for which such shares are exchanged.

2.45	Short-Term Deferral

“Short-Term Deferral” means a deferral elected by a Participant under which payment of the Deferral Benefit shall commence on a date specified by the Participant, but not less than five (5) years after the Participant’s election thereof; provided, that the Committee, may, in its sole discretion, determine and direct that a shorter period, of not less than one (1) year, be applied to any Short-Term Deferral.

2.46	Subsidiary

“Subsidiary” means any corporation of which the Corporation owns, directly or indirectly, at least a majority of the shares of stock having voting power in the election of directors of such corporation.

2.47	Thrift Plan

“Thrift Plan” means the ONE Gas, Inc. 401(k) Plan.

2.48	Transferred Participant

“Transferred Participant” means a ONE Gas Employee or Former ONE Gas Employee who was a participant in the ONEOK Pre-2005 NQDC Plan immediately before January 1, 2014.

2.49	Trust

“Trust” means a trust created and established pursuant to Section 9.2 of the Plan, or otherwise by the Corporation with respect to the Plan.

ARTICLE III - ELIGIBILITY AND PARTICIPATION

3.1	Eligibility

No person other than a Transferred Participant shall participate in the Plan or be entitled to rights and benefits provided under the terms of the Plan. For avoidance of doubt, no employee of any member of the ONEOK Group shall be eligible to participate in the Plan. Exhibit A to the Plan sets forth the additional rules applicable to the transferred benefits and Transferred Participants.

3.2	Exclusion from Eligibility

Notwithstanding any other provisions of this Plan to the contrary, if the Committee determines that any Participant may not qualify as a “management or highly compensated employee” within the meaning of ERISA, or regulations thereunder, the Committee may determine, in its sole discretion, that such Participant shall cease to be eligible to participate in this Plan. Upon such determination, the Employer shall make an immediate lump sum payment to the Participant equal to the vested amount credited to the Participant’s Account. Upon such payment, no benefit shall thereafter be payable under this Plan either to the Participant or any Beneficiary of the Participant, and all of the Participant’s elections as to the time and manner of payment of his or her Account will be deemed to be canceled.

3.3	Frozen Plan

The Plan is frozen so that no Employee shall commence participation in the Plan, and no Participant shall defer any Compensation under the Plan, after January 1, 2014.

ARTICLE IV - BENEFIT ACCOUNTS

4.1	Determination of Account

As of each Determination Date, a Participant’s Account shall consist of the balance of the Participant’s Account as of the immediately preceding Determination Date, plus investment return credited as of such Determination Date pursuant to Section 4.2, minus the aggregate amount of distributions, if any, made from such Account since the immediately preceding Determination Date.

4.2	Crediting of Investment Return; Other Items to Participant Accounts

The Deferral Account and Matching Account of each Participant shall be periodically credited and increased, or debited and reduced, as the case may be, by the amount of investment return specified under Section 4.3. The Deferral Account and Matching Account of each Participant shall also be debited and credited for any deemed purchases or sales of, or other deemed transactions involving securities provided for under the Plan. The Deferral Account and Matching Account shall be so credited and debited not less frequently than monthly in the manner established and determined from time to time by the Committee, in its sole discretion. The manner in which the Committee determines that Participant Accounts shall be so debited or credited shall be described in written rules or procedures which shall be stated from time to time by a written description thereof which shall be attached to this Plan as Exhibit “C,” and furnished to the Participants in the Plan.

4.3	Investment Return Rate; Designated Deemed Investment

The Investment Return Rate shall be determined in the manner specified in Exhibit “B” attached hereto.

To the extent the Investment Return Rate specified in Exhibit “B” attached hereto, applied to a Participant’s deferrals includes a rate that is to be determined from deemed investment of such Participant’s Account in investment options specified therein, the Committee shall prescribe the manner and form in which a Participant may designate the deemed investment of deferrals and other amounts in his or her Account. A Participant will be allowed to change such designation of deemed investment monthly or with such other frequency as specified by the Committee, in its sole discretion. Provided, that notwithstanding anything to the contrary stated or implied by the Plan, including all Exhibits thereto, the use, reference to or consideration of any such deemed investments made by the Committee or Plan, or designated by Participants, the Committee and the Corporation shall not be obligated to make or cause to be made any particular type or form of investment with respect to the funding or payment of the Deferral Benefits or Deferral Accounts of Participants under the Plan, and no Participant shall have the right to direct or in any manner control any actual investments, if any, made by the Employer or any other person for purposes of providing funds for paying liabilities of the Employer for benefits or otherwise under the Plan. No Participant shall have any ownership or beneficial interest in any such actual investments made by the Employer.

4.4	Statement of Accounts

The Committee shall provide to each Participant in the Short-Term Deferral Plan within 120 days after the close of each Plan Year, a statement setting forth the balance of such Participant’s Account as of the Determination Date of the preceding Plan Year and showing all adjustments made thereto during such Plan Year. The Committee shall provide to each Participant in the Long-Term Deferral Plan, not less frequently than quarterly, a statement setting forth the balance of such Participant’s Account as of the last date of the preceding quarter in any Plan Year and showing all adjustments made thereto during such quarter of any Plan Year.

4.5	Vesting of Account

A Participant shall be 100% vested in his or her Deferral Account and Matching Account at all times.

4.6	Administration and Crediting of KGS Deferred Benefit Accounts

Each KGS Deferred Benefit Account of a Participant that was previously maintained and existing under the ONEOK Pre-2005 NQDC Plan shall be maintained and administered in accordance with, and be subject to all the terms and provisions of, this Plan on and after January 1, 2014. Notwithstanding anything to the contrary expressed or implied in the Plan, on and after January 1, 2014, interest shall be credited to each such KGS Deferred Benefit Account for amounts therein which would have constituted a Short-Term Deferral, if such amounts had been deferred under this Plan, at the same rate as the Investment Return Rate specified for a Participant’s Short-Term Deferral under the provisions of paragraph A. of Exhibit B to the Plan; and interest shall be credited to each such KGS Deferred Benefit Account for amounts therein which would have been a Long-Term Deferral, if such amounts had been deferred under this Plan, at the same rate as the Investment Rate specified for a Participant’s Long-Term Deferral under the provisions of paragraph B.1. of Exhibit B to the Plan. Such interest shall be credited to KGS Deferred Benefit Accounts of Participants in accordance with Section 5.2, above.

ARTICLE V - PAYMENT OF BENEFITS

5.1	Payment of Long-Term Deferred Benefit; Retirement Eligible Participant

Upon the termination of service as an Employee of the Employer by a Participant who is then entitled to commence receiving payment of a fully vested benefit under the Retirement Plan, the Employer shall pay to the Participant a Deferral Benefit in the form of benefit payment specified in the Participant’s written election pursuant to Section 5.5.

5.2	Payment of Short-Term Deferral Benefit

A Short-Term Deferral shall be paid to a Participant beginning on the date specified by the Participant in his or her Participation Agreement, and shall be paid in the form of benefit payment specified in the Participant’s written election pursuant to Section 5.5.

5.3	Payment of Deferral Benefit upon Disability or Death

Upon the Disability of a Participant, the Employer shall pay to the Participant, or the Participant’s personal representative, a Deferral Benefit in annual payments for either five (5) or fifteen (15) years, or in a single lump sum equal to the balance of the Participant’s Account determined pursuant to Article V, less any amounts previously paid and distributed. The Participant with a Disability, or the disabled Participant’s personal representative, shall elect which term of payment is to be paid. Upon the death of a Participant the Participant’s Account shall be paid to the Participant’s Beneficiary. If the Participant has elected Long-Term Deferral the Deferral Benefit shall be paid to the Beneficiary over the time period elected by the Participant commencing as soon as practicable after the time of death of the Participant. If the Participant has elected a Short-Term Deferral the Deferral Benefit shall be paid to the Beneficiary in a single lump sum payment.

5.4	Lump Sum Payment of Deferral Benefit Upon Termination of Employment; Participant Not Eligible for Vested Retirement Plan Benefits

Upon the termination of service of a Participant as an Employee of the Employer prior to the time such Participant is entitled to commence receiving payment of a fully vested benefit under the Retirement Plan, and not by reason of such Participant’s Disability or death, the Employer shall pay to the Participant a Deferral Benefit equal to the balance of the Participant’s vested Account determined pursuant to Article V, less any amounts previously paid and distributed, in a single lump sum. This payment shall be made notwithstanding any other period or time of payment that has been elected by the Participant.

5.5	Form of Payment

The Deferral Benefit payable to a Participant shall be paid in one of the following forms, as elected by the Participant in his or her Participation Agreement on file as of one (1) year and one (1) day prior to the date of termination:

(a) For Participants who elect a Long-Term Deferral, the Deferral Benefit shall be paid in one of the following elected forms:

(i) In annual payments of the vested Account balance, on and after the payment commencement date over a period of either five (5) or fifteen (15) years (together, in the case of each annual payment, with investment return thereon credited after the payment commencement date pursuant to Section 4.2), with the amount of each such annual payment to be determined by multiplying the remaining principal amount and undistributed income in the Participant’s Account by a fraction, the numerator of which is one (1) and the denominator of which shall be the number of remaining annual payments, including the payment then being calculated; or

(ii) A lump sum.

(b) For Participants who elect a Short-Term Deferral, the Deferral Benefit shall be paid in one of the following elected forms:

(i) Annual payments of a fixed amount which shall amortize the vested Account balance, on and after the payment commencement date over a period of from one (1) to four (4) years (together, in the case of each annual payments with investment return thereon credited after the payment commencement to Section 4.2), with the amount of each such annual payment to be determined by multiplying the remaining principal amount and undistributed income in the Participant’s Account by a fraction, the numerator of which is one (1) and the denominator of which shall be the number of remaining annual payments, including the payment then being calculated; or

(ii) A lump sum.

5.6	Commencement of Payments

The commencement of payments under Sections 5.1 through 5.4, above, shall begin within sixty (60) days following receipt of written notice by the Committee of an event which entitles a Participant (or a Beneficiary) to payments under the Plan.

5.7	Additional Amount As To Certain Retirement Plan Participants

The Corporation shall pay to a Participant or his or her survivor beneficiary, as the case may be, an additional amount equal to the amount by which such Participant’s retirement benefit under the Retirement Plan is reduced by reason of the deferred compensation elected by the Participant under the Plan not being taken into account in the calculation of such Participant’s retirement benefit under the Retirement Plan, but only if such deferred compensation is not taken into account in determining a retirement benefit or payment payable to such Participant under the

ONE Gas, Inc. Supplemental Executive Retirement Plan (SERP) nor under any other plan, arrangement or agreement of the Corporation other than this Plan. An additional amount payable to a Participant, or his or her beneficiary, under this Section 5.7 shall be paid at the same time and in the same form as such Participant’s retirement benefit is paid under the Retirement Plan.

5.8	Specific Term Deferrals

The Corporation may, from time to time, offer to Participants the opportunity to otherwise defer specific amounts of Base Salary or Bonus for a specific duration and to then be paid out in installments prior to Retirement. These deferrals will be accounted for separately and will be paid out pursuant to an election that applies only to that deferral. The specific terms of each offering will be described in a written memorandum that will be attached to this document. Except where specifically provided otherwise in such memorandum, the terms of such deferrals will adhere to all of the other provisions of the Plan.

5.9	Payment of KGS Deferred Benefit Accounts

The KGS Deferred Benefit Account of any Participant shall be paid and distributed in accordance with the pertinent terms and provisions of the KGS Deferred Compensation Plan governing distribution and payment of Deferred Benefit Accounts to Participants thereunder in effect as of December 31, 1998, and the elections made by a Participant in his or her KGS Deferred Compensation Plan Participation Agreement and Beneficiary Designation, all of which are incorporated herein by reference. Any such Beneficiary Designation for a KGS Deferred Benefit Account may be changed by a Participant to the extent otherwise permissible under the Plan.

5.10	Hardship Payment of Deferrals

In the case of hardship, a Participant may apply in writing to the Corporation, or its designated agent, for the immediate distribution of all or part of his or her Deferral Benefit. Such a hardship distribution, however, will involve a substantial penalty, and each such distribution from the Participant’s Deferral Benefit made under this provision shall be reduced by a penalty equal to six percent (6%) of the total amount of the distribution. The amount of the penalty shall be forfeited by the Participant. The Corporation shall have the sole discretion as to whether such distribution shall be made, and its determination shall be final and conclusive. In making its determinations, the Corporation shall follow a uniform and nondiscriminatory practice.

ARTICLE VI - BENEFICIARY DESIGNATION

6.1	Beneficiary Designation

Each Participant shall have the right, at any time, to designate any person or persons as his or her Beneficiary to whom payment under the Plan shall be made in the event of the Participant’s death prior to complete distribution to the Participant of his or her Account. Any Beneficiary designation shall be made in a written instrument provided by the Committee. All Beneficiary designations must be filed with the Corporation and shall be effective only when received in writing by the Corporation.

6.2	Amendments

Any Beneficiary designation may be changed by a Participant by the filing of a new Beneficiary designation, which will cancel all the Participant’s prior Beneficiary designations filed with the Committee.

6.3	No Designation

If a Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease the Participant, then the Participant’s designated Beneficiary shall be deemed to be the Participant’s estate.

6.4	Effect of Payment

Payment to a Participant’s Beneficiary (or, upon the death of a primary Beneficiary, to the contingent Beneficiary or, if none, to the Participant’s estate) shall completely discharge the Employer’s obligations under the Plan.

ARTICLE VII - ADMINISTRATION

7.1	Plan Committee; Duties

The administrative committee for the Plan shall be those members of the Committee who are not Participants, as long as there are at least three (3) such members. If there are not at least three (3) such non-participating persons on the Committee, the Chief Executive Officer of the Corporation shall appoint other non-participating Directors or Corporation officers to serve on the Committee. The Committee shall supervise the administration and operation of the Plan, may from time to time adopt rules and procedures governing the Plan and shall have authority to give interpretive rulings with respect to the Plan. The Committee shall have such other powers and duties as are specified in this Plan as the same may from time to time be constituted, and not in limitation but in amplification of the foregoing, the Committee shall have power, to the exclusion of all other persons, to interpret the provisions of this instrument, to decide any disputes which may arise hereunder; to construe and determine the effect of Participant Agreements, elections, beneficiary designations, and other actions and documents; to determine all questions that shall arise under the Plan, including questions as to the rights of Participants, and including questions submitted by the trustee of a Trust created under Section 9.2 on all matters necessary for it properly to discharge its duties, powers, and obligations; to employ legal counsel, accountants, consultants and agents; to establish and modify such rules, procedures and regulations for carrying out the provisions of the Plan not inconsistent with the terms and provisions hereof, as the Committee may consider proper and desirable; and in all things and respects whatsoever, without limitation, to direct the administration of the Plan and any such Trust with the trustee being subject to the direction of the Committee. The Committee may supply any omission or reconcile any inconsistency in this instrument in such manner and to such extent as it shall deem expedient to carry the same into effect and it shall be the sole and final judge of such expediency. The Committee may adopt such rules and regulations with respect to the signature by an Employee, Participant and/or Beneficiary as to any agreements, elections or other papers to be signed by Employees or Participants or Beneficiaries and similar matters as the Committee shall determine in view of the laws of any state or states. Any act which this instrument authorizes or requires the Committee to do may be done by a majority of the then members of the Committee. The action of such majority of the members expressed either by a vote at a meeting or in writing without a meeting, shall constitute the action of the Committee and shall have the same effect for all purposes as if assented to by all of the members of the Committee at the time in office, provided, however, that the Committee may, in specific instances, authorize one (1) of its members to act for the Committee when and if it is found desirable and convenient to do so.

7.2	Delegation; Agents

The Committee may, at its discretion, delegate discretionary authority for day-to-day administration of the Plan to the Company’s Benefit Plan Administration Committee or its authorized representatives pursuant to a duly adopted resolution or a memorandum of action signed by all members of the Committee or approved via electronic transmission. All actions taken by the Company’s Benefit Plan Administration Committee or its authorized representative shall have the same legal effect and shall be entitled to the same deference as if taken by the Committee itself. In addition, the Committee or its delegate may, from time to time, employ other agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Corporation.

7.3	Binding Effect of Decisions

Any decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan shall be final and binding upon all persons having any interest in the Plan.

7.4	Indemnity of Committee

The Corporation shall indemnify and hold harmless the members of the Committee and their duly appointed agents under Section 7.2 against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to the Plan, except in the case of gross negligence or willful misconduct by any such member or agent of the Committee.

ARTICLE VIII - AMENDMENT AND TERMINATION OF PLAN

8.1	Amendment

The Corporation, on behalf of itself and of each Subsidiary may at any time amend, modify, suspend or reinstate any or all of the provisions of the Plan, except that no such amendment, modification, suspension or reinstatement may adversely affect any Participant’s Account, as it existed as of the day before the effective date of such amendment, modification, suspension or reinstatement, without such Participant’s prior written consent. Written notice of any amendment or other action with respect to the Plan shall be given to each Participant.

8.2	Termination

The Corporation, on behalf of itself and of each Subsidiary, in its sole discretion, may terminate this Plan at any time and for any reason whatsoever. Upon termination of the Plan, the Committee shall take those actions necessary to administer any Participant Accounts existing prior to the effective date of such termination; provided, however, that a termination of the Plan shall not adversely affect the value of a Participant’s Account, the crediting of investment return under Section 4.2, or the timing or method of distribution of a Participant’s Account, without the Participant’s prior written consent. Notwithstanding the foregoing, a termination of the Plan shall not give rise to accelerated or automatic vesting of any Participant’s Matching Account.

ARTICLE IX - PLAN EFFECT, LIMITATIONS, MISCELLANEOUS PROVISIONS

9.1	Nature of Employer Obligation; Funding

Participants, their Beneficiaries, and their heirs, successors and assigns, shall have no secured interest or claim in any property or assets of the Employer. The Employer’s obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Employer to pay money in the future.

9.2	Trusts

Notwithstanding the foregoing, in the event of a Change in Control, the Corporation shall create an irrevocable Trust, or before such time the Corporation may create an irrevocable or revocable Trust, to hold funds to be used in payment of the obligations of Employers under the Plan. In the event of a Change in Control or prior thereto, the Employers shall fund such Trust in an amount equal to not less than the total value of the Participants’ Accounts under the Plan as of the Determination Date immediately preceding the Change in Control, provided that any funds contained therein shall remain liable for the claims of the general creditors of the respective Employers. Pursuant to this Section 9.2 the Corporation may, without further reference to or action by any Employee, Participant, or any Beneficiary from time to time enter into such further agreements with a trustee or other parties, and make such amendments to said trust agreement or such further agreements, as the Corporation may deem necessary or desirable to carry out the Plan; from time to time designate successor trustees of such a Trust; and from time to time take such other steps and execute such other instruments as the Corporation may deem necessary or desirable to carry the out the Plan. The Committee shall advise the trustee of any such Trust in writing with respect to all Deferral Benefits which become payable under the terms of the Plan and shall direct the trustee to pay such Deferral Benefits from the respective Participants’ Accounts, and the Committee shall have authority to otherwise deal with and direct the trustee of such a Trust in matters pertinent to the Plan. It is intended that any Trust created hereunder is to be treated as a “grantor” trust under the Code, and the establishment of such a Trust is not intended to cause a Participant to realize current income on amounts contributed thereto, such a Trust is not intended to cause the Plan to be “funded” under ERISA and the Code, and any such Trust shall be so interpreted.

9.3	Nonassignability

No right or interest under the Plan of a Participant or his or her Beneficiary (or any person claiming through or under any of them), shall be assignable or transferable in any manner or be subject to alienation, anticipation, sale, pledge, encumbrance or other legal process or in any manner be liable for or subject to the debts or liabilities of any such Participant or Beneficiary. If any Participant or Beneficiary shall attempt to or shall transfer, assign, alienate, anticipate, sell, pledge or otherwise encumber his or her benefits hereunder or any part thereof, or if by reason of his or her bankruptcy or other event happening at any time such benefits would devolve upon anyone else or would not be enjoyed by him or her, then the Committee, in its discretion, may terminate such Participant’s or Beneficiary’s interest in any such benefit (including the Deferral Account) to the extent the Committee considers necessary or advisable to prevent or limit the effects of such occurrence. Termination shall be effected by filing a written instrument with the Secretary of the Corporation and making reasonable efforts to deliver a copy to the Participant or Beneficiary whose interest is adversely affected (the “Terminated Participant”).

As long as the Terminated Participant is alive, any benefits affected by the termination shall be retained by the Employer and, in the Committee’s sole and absolute judgment, may be paid to or expended for the benefit of the Terminated Participant, his or her spouse, his or her children or any other person or persons in fact dependent upon him or her in such a manner as the Committee shall deem proper. Upon the death of the Terminated Participant, all benefits withheld from him or her and not paid to others in accordance with the preceding sentence shall be disposed of according to the provisions of the Plan that would apply if he or she died prior to the time that all benefits to which he or she was entitled were paid to him or her.

9.4	Code Section 409A Requirements

The Plan, and benefits hereunder, are intended to be excepted from the requirements of Section 409A of the Code as a “grandfathered plan” within the meaning of Treasury Regulations Section 1.409A-6 because the benefits payable under the Plan are limited to those benefits that were deferred and vested prior to January 1, 2005, and earnings thereon.

9.5	Captions

The captions contained herein are for convenience only and shall not control or affect the meaning or construction hereof.

9.6	Governing Law

The provisions of the Plan shall be construed and interpreted according to the laws of the State of Oklahoma.

9.7	Successors

The provisions of the Plan shall bind and inure to the benefit of the Corporation, its Subsidiaries, and their respective successors and assigns. The term “successors” as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise, acquire all or substantially all of the business and assets of the Corporation or a Subsidiary and successors of any such corporation or other business entity.

9.8	No Right to Continued Service

Nothing contained herein shall be construed to confer upon any Participant the right to continue to serve as an Employee of the Employer or in any other capacity.